Kaman Corporation
Bloomfield, CT
(860) 243-7100

KAMAN UPDATES STATUS OF A-10 PROGRAM

BLOOMFIELD, Connecticut (May 9, 2011) – (NASDAQ-GS:KAMN) Kaman Corporation today updated the status of its aerostructures program to build wing components and assemblies for the Air Force’s A-10 fleet.

 “As we previously disclosed, we now expect the A-10 program to ramp up closer to the end of 2011 than originally expected.  This has caused a push out of revenue compared to our original expectations for 2011 of between $5 million and $6 million.  While we do not disclose the profit level of individual programs, the A-10 program, being aerostructures build-to-print work, is expected to have an operating profit margin below that of our Aerospace segment average,” stated William Denninger, Senior Vice President and Chief Financial Officer.  “We do expect that the shortfall will be largely offset by higher sales of bearings and other product lines.”

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Contacts:

Eric Remington
VP, Investor Relations
Kaman Corporation
(860) 243-6334
eric.remington@kaman.com